Exhibit 99.1

Stanley Black & Decker Reports 3Q 2023 Results

Global Cost Reduction Program Delivered $875 Million of Pre-Tax Run-Rate Savings Since Initiation; On-Track for Expected $2 Billion Run-Rate Savings by 2025

Gross Margin Expanded Sequentially and Versus Prior Year Due to Ongoing Inventory Optimization Actions and Lower Supply Chain Costs

Generated Cash from Operating Activities of Approximately $440 Million and Free Cash Flow* of Approximately $360 Million in the Third Quarter Driven by Inventory Reductions; Inventory Reduced by Approximately $1.7 Billion Since Mid-2022

New Britain, Connecticut, October 27, 2023 … Stanley Black & Decker (NYSE: SWK), a worldwide leader in tools and outdoor, today announced third quarter 2023 financial results.

•Third Quarter Revenues of $4.0 Billion, Down Versus Prior Year Primarily Due to Lower Outdoor and DIY Volume as Well as Attachment Tool Customer Destocking
•Third Quarter Gross Margin Was 26.8%; Third Quarter Adjusted Gross Margin* Was 27.6%, Up 290 Basis Points Versus Prior Year and 400 Basis Points Sequentially
•Third Quarter Operating Margin Was 6.7%; Third Quarter Adjusted Operating Margin* Was 8.3%, Up 210 Basis Points Versus Prior Year
•Third Quarter GAAP EPS Was $0.03; Third Quarter Adjusted EPS* Was $1.05
•Updating 2023 EPS Guidance Ranges: Full Year GAAP EPS Now Expected to be ($1.45) to ($1.00) (From ($1.25) to ($0.50)), Raising Adjusted EPS* to $1.10 to $1.40 (From $0.70 to $1.30); Maintaining Free Cash Flow* Range of $0.6 Billion to $0.9 Billion

Donald Allan, Jr., Stanley Black & Decker's President & CEO, commented, “We successfully advanced our strategic business transformation in the third quarter. Our focused execution resulted in improvements versus prior year in adjusted gross margins* and earnings per share* as well as free cash flow*. These performance improvements provide a solid foundation for additional investments in innovation and market activation to capture the compelling long-term growth opportunities in the markets we serve.”

“Stanley Black & Decker today is a more streamlined business, built on the strength of our people and culture, with intensified focus on the core market leadership positions in Tools & Outdoor and Industrial. We are planning for the operating backdrop to remain dynamic; therefore we are maximizing cost efficiencies in our control and focusing on innovation-led share gain opportunities
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
with our powerful brands. Our progress to date is encouraging, and I am confident that by executing our strategy we are positioning the Company to deliver higher levels of organic growth*, profitability and cash flow as well as strong long-term shareholder returns.”

The Company’s primary areas of strategic focus remain unchanged:
•Advancing innovation, electrification, and global market penetration to achieve organic revenue growth* of 2 to 3x the market
•Streamlining and simplifying the organization, and investing in initiatives that more directly impact our customers and end users
•Returning adjusted gross margins* to historical 35%+ levels by accelerating the operations and supply chain transformation to improve fill rates and better match inventory with customer demand
•Prioritizing cash flow generation and inventory optimization

3Q’23 Key Points:

•Net sales for the quarter were $4.0 billion, down 4% versus prior year due to lower volume (-3%), price (-1%) and the Oil & Gas divestiture (-1%), moderately offset by currency (+1%).

•Inventory at the end of the quarter was $5.0 billion, down approximately $300 million from the prior quarter and $1.7 billion since mid-2022 as the Company’s inventory reduction program yields results and supply chain conditions improved.
•Gross margin for the quarter was 26.8%. Adjusted gross margin* was 27.6%, up 400 basis points sequentially from second quarter 2023. Adjusted gross margin* was up 290 basis points versus the prior year rate of 24.7% as lower inventory destocking costs, supply chain transformation benefits and lower shipping costs more than offset the impact from lower organic revenue*.

•SG&A expenses were 20.1% of sales for the quarter. Excluding charges, third quarter adjusted SG&A expenses* were $765 million or 19.3% of sales, which was relatively flat versus the prior year on an absolute dollar basis but up from 18.4% of sales in the prior year due to lower sales.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
3Q’23 Segment Results

($ in M)
	Sales	Operating Profit	Charges[1]	Adjusted Operating Profit*	Operating Margin	Adjusted Operating Margin*
Tools & Outdoor	$3,355	$273.4	$39.4	$312.8	8.1%	9.3%

Industrial	$599	$62.5	$10.5	$73.0	10.4%	12.2%
1 See Acquisition-Related And Other Charges On Page 5

•Tools & Outdoor net sales were down 4% versus third quarter 2022 as volume (-3%) and price to support regained margin accretive cordless promotions (-2%) were moderately offset by currency (+1%). The overall organic revenue* decline (-5%) was primarily the result of lower consumer outdoor and DIY market demand. Regional year-over-year organic revenue* included: North America (-5%), Europe (-3%) and Emerging markets (-4%). Third quarter U.S. retail point-of-sale demand remained above pre-pandemic 2019 levels, supported by strength in professional demand and price. The Tools & Outdoor segment adjusted operating margin* was 9.3%. The segment adjusted operating margin* expanded 250 basis points versus third quarter 2022 as reduced sell-through of high-cost inventory, supply chain transformation savings and reduced shipping costs were partially offset by lower organic revenue*.

•Industrial net sales were down 4% versus third quarter 2022 as price (+2%) and currency (+1%) were more than offset by volume (-4%) and the Oil & Gas divestiture (-3%). Engineered Fastening organic revenues* were up 6%, with double digit growth in aerospace and high-single digit growth in automotive, which was partially offset by customer destocking in industrial markets. Attachment Tools organic revenues* were down 26% due to continued customer inventory reductions. The Industrial segment adjusted operating margin* was 12.2%, up 110 basis points versus prior year, due to price realization and cost control.

Global Cost Reduction Program Update

The Company continued executing a series of initiatives to generate cost savings and reduce inventory, with the ultimate objective of driving long-term growth, improving profitability, and generating strong cash flow. The Global Cost Reduction Program is expected to optimize the Company’s cost base and generate savings to fund investments that accelerate growth in the core businesses. These initiatives are positioned to modestly exceed the initial 2023 pre-tax
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
run-rate cost savings target of $1 billion by the end of 2023 and is on-track to grow to approximately $2 billion by year-end 2025.

Year-to-date, the Company remains ahead of plan and achieved $675 million of pre-tax run-rate savings from lower headcount, indirect spend reductions and the supply chain transformation. The Company also reduced inventory by approximately $880 million versus fourth quarter 2022 ending balance and is on track to deliver approximately $1 billion of inventory reduction in 2023 to support free cash flow generation. Since inception, the Global Cost Reduction Program has generated $875 million in pre-tax run-rate savings and the Company has reduced inventory by $1.7 billion.

2023 Outlook

Patrick D. Hallinan, Executive Vice President and CFO, commented, "We are creating strong momentum with our cost reduction program, delivering $880 million in inventory reduction and $675 million of pre-tax run-rate cost savings year-to-date, both ahead of our initial plans. Our consistent, diligent execution enabled us to increase our 2023 adjusted earnings per share* outlook and forms the foundation for continued adjusted gross margin* improvements in 2024. The whole organization is focused on sustaining the operational cost efficiency needed to return our adjusted gross margins* to greater than 35% to enable additional organic growth* investments. Along with margin expansion, cash generation and balance sheet strength remain top priorities as we continue positioning the Company for long-term growth and value creation.”

Management is revising its guidance ranges and expects 2023 GAAP EPS to be in the range of ($1.45) to ($1.00) (From ($1.25) to ($0.50)) incorporating a third quarter $124 million pre-tax non-cash impairment charge related to the Irwin and Troy-Bilt trade names. The Company is raising the expected 2023 adjusted EPS* to be between $1.10 to $1.40, (Up from $0.70 to $1.30). The Company is reiterating its target for 2023 free cash flow* generation to approximate $0.6 billion to $0.9 billion, significantly ahead of net income, due to ongoing inventory reductions.

The difference between 2023 GAAP and adjusted EPS* guidance is approximately $2.40 to $2.55, consisting of charges primarily due to the supply chain transformation under the Global Cost Reduction Program, non-cash asset impairment charges and integration-related charges.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Acquisition-Related and Other Charges

Total pre-tax acquisition-related and other charges in the third quarter of 2023 were $191.0 million, primarily related to a non-cash impairment charge, footprint actions and other costs related to the supply chain transformation. Gross profit included $32.2 million of charges while SG&A included $29.4 million. Other, net included a net benefit of $5.5 million and Restructuring included $10.9 million of charges. In addition, the Company recognized a $124.0 million non-cash asset impairment charge in the third quarter of 2023.

Earnings Webcast

Stanley Black & Decker will host a webcast with investors today, October 27, 2023, at 8:00 am ET. A slide presentation, which will accompany the call, will be available on the "Investors" section of the Company’s website at www.stanleyblackanddecker.com/investors and will remain available after the call.
The call will be available through a live, listen-only webcast or teleconference. Links to access the webcast, register for the teleconference, and view the accompanying slide presentation will be available on the "Investors" section of the Company’s website, www.stanleyblackanddecker.com/investors under the subheading "News & Events." A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website.

About Stanley Black & Decker

Headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a global leader in tools and outdoor operating manufacturing facilities worldwide. Guided by its purpose – for those who make the world – the Company's more than 50,000 diverse and high-performing employees produce innovative, award-winning power tools, hand tools, storage, digital tool solutions, lifestyle products, outdoor products, engineered fasteners and other industrial equipment to support the world's makers, creators, tradespeople and builders. The Company's iconic brands include DEWALT®, BLACK+DECKER®, CRAFTSMAN®, STANLEY®, CUB CADET® and HUSTLER®. Recognized for its leadership in environmental, social and governance (ESG), Stanley Black & Decker strives to be a force for good in support of its communities, employees, customers and other stakeholders. To learn more visit: www.stanleyblackanddecker.com.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Investor Contacts:
Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Christina Francis
Director, Investor Relations
christina.francis@sbdinc.com
(860) 438-3470

Media Contacts:
Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Non-GAAP Financial Measures
Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts. Organic revenue growth, organic sales growth or organic growth is organic revenue or organic sales divided by prior year sales. Gross profit is defined as sales less cost of sales. Gross margin is gross profit as a percentage of sales. Operating profit is defined as sales less cost of sales and selling, general and administrative expenses. Operating margin is operating profit as a percentage of sales. Gross profit, gross margin, SG&A, operating profit and operating margin are shown both inclusive and exclusive of acquisition-related and other charges. Management uses gross profit, gross margin, operating profit and operating margin as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Adjusted earnings per share or adjusted EPS, is diluted GAAP EPS excluding the impacts of acquisition-related and other charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP statement of operations and business segment information is reconciled to GAAP on pages 12 through 15 and in the appendix to the earnings conference call slides available at http://www.stanleyblackanddecker.com/investors. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of acquisition-related and other charges and ensures appropriate comparability to operating results of prior periods.

The Company also provides expectations for the non-GAAP financial measures of adjusted EPS, presented on a basis excluding acquisition-related and other charges, as well as free cash flow. Forecasted adjusted EPS is reconciled to GAAP on page 5. Due to high variability and difficulty in predicting items that impact cash flow from operations, a reconciliation of forecasted free cash flow to its most directly comparable GAAP estimate has been omitted. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”, “run-rate”, “annualized”, “forecast”, “commit”, “goal”, “target” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions, commodity prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets related to the recent failures of several financial institutions; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment in Europe and the emerging markets in which the Company generates sales, particularly Latin America, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact that the tightened credit markets and any discontinuation, reform or replacement of LIBOR and other benchmark rates may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable, inventory or other assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, including the Russia/Ukraine conflict, terrorism or natural disasters, as well the continuing impact from the COVID-19 pandemic; (xii) the continued consolidation of customers, particularly in consumer channels, and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change and risks related to the transition to a lower-carbon economy, such as the Company’s ability to successfully adopt new technology, meet market-driven demands for carbon neutral and renewable energy technology, or to comply with more stringent and increasingly complex environmental regulations or requirements for its manufacturing facilities and business operations; (xv) failure to meet environmental, social and governance (ESG) expectations or standards, or achieve its ESG goals; (xvi) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvii) changes in the competitive landscape in the Company's markets; (xviii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xix) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xx) potential adverse developments in new or pending litigation and/or government investigations; (xxi) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxii) substantial pension and other postretirement benefit obligations; (xxiii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiv) attracting, developing and retaining senior management and other key employees, managing a workforce in many jurisdictions, labor shortages, work stoppages or other labor disruptions; (xxv) the Company's ability to keep abreast with the pace of technological change; (xxvi) changes in accounting estimates; (xxvii) the Company’s ability to protect its intellectual property rights and to maintain its public reputation and the strength of its brands; and (xxviii) the Company’s ability to implement, and achieve the expected benefits (including cost savings and reduction in working capital) from, its Global Cost Reduction Program including: continuing to advance innovation, electrification and global market penetration to achieve organic revenue growth of 2-3 times the market; streamlining and simplifying the organization, and investing in initiatives that more directly impact the Company's customers and end users; returning adjusted gross margins to historical 35%+ levels by accelerating the operations and supply chain transformation to improve fill rates and better match inventory with customer demand; prioritizing cash flow generation and inventory optimization; leveraging strategic sourcing and contract manufacturing; consolidating facilities and optimizing the distribution network; executing the SBD Operating Model to deliver operational excellence through efficiency, simplified organizational design and inventory optimization; and platforming products and implementing initiatives to drive a SKU reduction.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Condensed Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law.